EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the NASDAQ Global Market.  Certain of the prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
11/18/2013	Purchase	$ 15.5704	1	15103
11/19/2013	Purchase	$ 15.5801	2	25000
11/20/2013	Purchase	$ 15.5624	3	7907
11/21/2013	Purchase	$ 15.7093	4	12200
11/22/2013	Purchase	$ 15.8632	5	10200
11/25/2013	Purchase	$ 15.9710	6	16712
11/26/2013	Purchase	$ 15.9899		100
11/27/2013	Purchase	$ 16.0000		834
11/29/2013	Purchase	$ 15.9746	7	8000
12/2/2013	Purchase	$ 15.9482	8	29281
12/3/2013	Purchase	$ 15.9837	9	12125
12/4/2013	Purchase	$ 15.8954	10	6605
12/5/2013	Purchase	$ 15.9227	11	2800
12/10/2013	Purchase	$ 15.9530	12	21822
12/11/2013	Purchase	$ 15.5441	13	11517
12/12/2013	Purchase	$ 15.4155	14	11500
12/13/2013	Purchase	$ 15.5366	15	15000
12/16/2013	Purchase	$ 15.4726	16	5242
12/17/2013	Purchase	$ 15.4900	17	1791
12/18/2013	Purchase	$ 15.8856	18	4400
1/6/2014	Purchase	$ 15.9967	19	7500
1/8/2014	Purchase	$ 15.8974	20	15500
1/9/2014	Purchase	$ 15.7179	21	10211
1/10/2014	Purchase	$ 15.5357	22	8976
1/13/2014	Purchase	$ 15.4657	23	17700
1/14/2014	Purchase	$ 15.7580	24	4784
1/15/2014	Purchase	$ 15.9887	25	35000
1/16/2014	Purchase	$ 15.9500		30000

1 This transaction was executed in multiple trades at prices ranging from $15.55 – 15.58.
2 This transaction was executed in multiple trades at prices ranging from $15.50 – 15.65.
3 This transaction was executed in multiple trades at prices ranging from $15.49 – 15.60.
4 This transaction was executed in multiple trades at prices ranging from $15.57 – 15.77.
5 This transaction was executed in multiple trades at prices ranging from $15.75 – 15.95.
6 This transaction was executed in multiple trades at prices ranging from $15.82 – 16.00.
7 This transaction was executed in multiple trades at prices ranging from $15.93 – 16.00.
8 This transaction was executed in multiple trades at prices ranging from $15.90 – 16.00.
9 This transaction was executed in multiple trades at prices ranging from $15.86 – 16.00.
10 This transaction was executed in multiple trades at prices ranging from $15.77 – 16.00.
11 This transaction was executed in multiple trades at prices ranging from $15.83 – 16.00.
12 This transaction was executed in multiple trades at prices ranging from $15.89 – 16.00.
13 This transaction was executed in multiple trades at prices ranging from $15.50 – 15.55.
14 This transaction was executed in multiple trades at prices ranging from $15.30 – 15.50.
15 This transaction was executed in multiple trades at prices ranging from $15.42 – 15.66.
16 This transaction was executed in multiple trades at prices ranging from $15.45 – 15.55.
17 This transaction was executed in multiple trades at prices ranging from $15.47 – 15.50.
18 This transaction was executed in multiple trades at prices ranging from $15.77 – 15.90.
19 This transaction was executed in multiple trades at prices ranging from $15.99 – 16.00.
20 This transaction was executed in multiple trades at prices ranging from $15.81 – 16.00.
21 This transaction was executed in multiple trades at prices ranging from $15.70 – 15.75.
22 This transaction was executed in multiple trades at prices ranging from $15.43 – 15.60.
23 This transaction was executed in multiple trades at prices ranging from $15.35 – 15.50.
24 This transaction was executed in multiple trades at prices ranging from $15.50 – 15.80.
25 This transaction was executed in multiple trades at prices ranging from $15.885 – 16.00.